EXHIBIT 3.2

RESTATED

BYLAWS OF

SPARTAN STORES, INC.

Adopted August 1, 2000
Reflecting amendments through August 5, 2003

ARTICLE I

OFFICES

          Section 1. Location. The Corporation may have offices at such places both within and without the State of Michigan as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF SHAREHOLDERS

          Section 1. Times and Places of Meetings. All meetings of the shareholders shall be held at such times and places, within or without the State of Michigan, as may be determined from time to time by the Board of Directors.

          Section 2. Annual Meetings of Shareholders. Annual meetings of shareholders for the election of directors and for such other business as may come before the meeting shall be held each year at a time and place so designated by a majority vote of the Board of Directors, or at such other time and date as the Board of Directors determines.

          Section 3. Special Meetings.  The Board of Directors of the Corporation may call a special meeting of shareholders by giving notice of the meeting to each shareholder entitled to vote at the meeting.

          Section 4. Notice of Meetings. Written notice of each meeting of shareholders, stating the time, place and purposes thereof, shall be given to each shareholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date fixed for the meeting. Notice of a meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting. Attendance of a shareholder at a meeting shall constitute (a) waiver of objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting any business because the meeting has not been lawfully called or convened, and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

          Section 5. Shareholder List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall be:

          (a)          Arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder;

          (b)          Produced at the time and place of the meeting;

          (c)          Subject to inspection by any shareholder during the whole time of the meeting; and

          (d)          Prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

Any failure to comply with the procedures of this Section shall not affect the validity of any action taken at a meeting before a shareholder demands the Corporation to comply with the procedures.

          Section 6. Quorum. Unless a greater or lesser quorum is provided by the Restated Articles of Incorporation or statute, the presence in person or by proxy of shareholders holding shares entitled to cast a majority of the votes which may be cast at a meeting shall constitute a quorum at the meeting. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Section applies in determining the presence of a quorum of the class or series for transaction of the item of business unless a greater or lesser quorum is provided in the Restated Articles of Incorporation or statute. If there is no quorum, the chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

          Section 7. Vote of Shareholders. Except as otherwise provided by the Restated Articles of Incorporation, each outstanding share shall be entitled to one vote on each matter submitted to a vote. Any action, other than the election of directors, to be taken by vote of the shareholders shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, unless a greater vote is required by the Restated Articles of Incorporation or statute. Except as otherwise provided by the Restated Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election. Shareholders shall not have cumulative voting rights.

          Section 8. Class Voting. The Restated Articles of Incorporation may provide that a class of shares, or any series thereof, shall vote as a class to authorize any action, including amendment to the Restated Articles of Incorporation. Such voting as a class or series shall be in addition to any other required vote. Where voting as a class or series is required on a matter other than the election of directors, it shall be by a majority of the votes cast by the holders of the class or series entitled to vote thereon, unless a greater vote is required by the Restated Articles of Incorporation or statute.

Section 9. Record Date.

          (a)          Shareholders Entitled to Notice and Vote. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the Board of Directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.

          (b)          Shareholders Entitled to Express Consent or Dissent.  For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the Board of Directors may fix a record date, which shall not: (i) precede the date on which the resolution fixing the record date is adopted by the Board, (ii) be more than ten (10) days after the Board resolution; and, (iii) be more than sixty (60) days before effectuation of the action proposed to be taken. If a record date is not fixed and prior action by the Board of Directors is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the Board is adopted. If a record date is not fixed and prior action by the Board of Directors is not required, the record date shall be the first date on which a signed written consent is delivered to the Corporation as provided in these bylaws.

          (c)          Other Actions. For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the Board of Directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than sixty (60) days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the Board of Directors relating to the corporate action is adopted.

          Section 10. Proxies.  A shareholder entitled to vote at a shareholder meeting or to express consent or dissent without a meeting may authorize one or more other persons to act for the shareholder by proxy only by the following methods:

          (a)          The execution of a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or by an authorized officer, director, employee, or agent of the shareholder by either signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature.

          (b)          Transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission. Any telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If a telegram, cablegram, or other electronic transmission is determined to be valid, the inspectors, or, if there are no inspectors, the persons making the determination shall specify the information upon which they relied.

          A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission created pursuant to subsections (a) or (b) may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, facsimile telecommunication, or other reproduction is a complete reproduction of the entire original writing or transmission.

          A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy must be filed with the Corporation at or before the meeting.

          Section 11. Shareholder Proposals. Except as otherwise provided by statute, the Corporation's Restated Articles of Incorporation, or these bylaws:

          (a)          No matter may be presented for shareholder action at an annual or special meeting of shareholders unless such matter is: (i) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (ii) otherwise presented at the meeting by or at the direction of the Board of Directors; (iii) properly presented for action at the meeting by a shareholder in accordance with the notice provisions set forth in this Section and any other applicable requirements; or (iv) a procedural matter presented, or accepted for presentation, by the Chairman of the meeting in his or her sole discretion.

          (b)          For a matter to be properly presented by a shareholder, the shareholder must have given timely notice of the matter in writing to the Secretary of the Corporation. To be timely, the notice must be delivered to or mailed to and received at the principal executive offices of the Corporation not less than 120 calendar days prior to the date corresponding to the date of the Corporation's proxy statement or notice of meeting released to shareholders in connection with the last preceding annual meeting of shareholders in the case of an annual meeting (unless the Corporation did not hold an annual meeting within the last year, or if the date of the upcoming annual meeting changed by more than 30 days from the date of the last preceding meeting, then the notice must be delivered or mailed and received not more than seven days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting), and not more than seven days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting in the case of a special meeting. The notice by the shareholder must set forth: (i) a brief description of the matter the shareholder desires to present for shareholder action; (ii) the name and record address of the shareholder proposing the matter for shareholder action; (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in the matter proposed for shareholder action.

          (c)          The shareholder proposal, together with any accompanying supporting statement, shall not in the aggregate exceed 500 words. Except to the extent that a shareholder proposal submitted pursuant to this Section is not made available at the time of mailing, the notice of the purposes of the meeting shall include the name and address of and the number of shares of the voting security held by the proponent of each shareholder proposal.

          (d)          A shareholder may submit matters and proposals for shareholder action at any annual or special shareholder meeting if the matters and proposals are of general concern to, and are proper subjects for action by, the shareholders. A submitted proposal or matter may not be presented for shareholder action if it: (i) relates to the enforcement of a personal claim or the redress of a personal grievance against the Corporation, its management, or any other person; (ii) consists of a recommendation, request, or mandate that action be taken with respect to a matter, including a general economic, political, racial, religious, social, or similar cause, that is not significantly related to the Corporation's business or is not within the Corporation's power to effectuate; (iii) has, at the shareholder's request, previously been submitted in either of the last two annual shareholder meetings and the shareholder has failed to present the proposal, in person or by proxy, for action at the meeting; (iv) is substantially similar to a matter or proposal presented within the preceding five calendar years: (x) if it was submitted once during the past five annual meetings and it received less than 3% of the total votes cast, or (y) if it was submitted twice during the past five annual meetings and it received less than 6% of the total votes cast at the time of its second submission, or (z) if it was submitted three times during such period and it received less than 10% of the votes cast at the time of its third submission (if any of (x), (y) or (z) apply, the proposal may not be presented for three years after the latest previous submission); or (v) consists of a recommendation or request that the management take action with respect to a matter relating to the conduct of the Corporation's ordinary business operations.

          (e)          Notwithstanding the above, if the Corporation is subject to the solicitation rules and regulations of the Securities Exchange Act of 1934, as amended, and the shareholder desires to require the Corporation to include the shareholder's proposal in the Corporation's proxy materials, matters and proposals submitted for inclusion in the Corporation's proxy materials shall be governed by those rules and regulations.

          Section 12. Conduct of Meetings. Shareholder meetings shall be conducted as follows:

          (a)          The chairman of the meeting shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting. Any rules adopted for, and the conduct of, the meeting shall be fair to shareholders.

          (b)          The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman.

          (c)          The chairman of the meeting may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the shareholders without a motion or second. Except as the chairman shall direct, a resolution or motion not submitted by the Board of Directors shall be considered for a vote only if presented in the manner provided in Article II, Section 11, of these bylaws.

          (d)          The chairman of the meeting may require any person who is not a bona fide shareholder of record on the record date, or a validly appointed proxy of such a shareholder, to leave the meeting.

          (e)          If disorder should arise that, in the absolute discretion of the chairman of the meeting, would prevent the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his or her so doing, the meeting shall be immediately adjourned without the necessity of any vote or further action of the shareholders.

          (f)          The chairman of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall close upon the final adjournment of the meeting. After the polls close, no ballots, proxies, or votes nor any revocations or changes to ballots, proxies, or votes may be accepted.

          (g)          When the chairman of the meeting has declared the polls to be closed on all matters then before a meeting, the chairman may declare the meeting to be adjourned pending determination of the results by the inspectors of election. In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairman at or after the meeting.

          (h)          When the chairman of the meeting determines that no further matters may properly come before a meeting, he or she may declare the meeting to be adjourned, without motion, second, or vote of the shareholders.

          (i)          When the chairman of the meeting has declared a meeting to be adjourned, unless the chairman has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.

          Section 13. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the state of Michigan.

          Section 14. Inspectors of Election. The Board of Directors or, if they shall not have so acted, the chairman of a meeting of shareholders, may appoint, at or prior to any meeting of shareholders, one or more persons (who may be directors, officers or employees of the Corporation) to serve as inspectors of election. The inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

          Section 15. Adjournment. If a meeting is adjourned to another time and place, it is not necessary, unless the bylaws otherwise provide, to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only business is transacted that might have been transacted at the original meeting. If after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice. The Board of Directors are authorized to adjourn any meeting of shareholders as to which notice to the shareholders has been made.

ARTICLE III

DIRECTORS

          Section 1. Number of Directors. The Board of Directors shall consist of such number of directors as may be determined from time to time by a majority of the Board of Directors then in office. Directors need not be shareholders. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. If shareholders of any class or series of shares have the exclusive right to elect one or more directors, those directors may be elected only by the vote of those shareholders.

          Section 2. Vacancies.  Except as otherwise provided by statute or in the Restated Articles of Incorporation, a vacancy occurring in the Board (including a vacancy resulting from an increase in the number of directors) may be filled by the Board or, if the directors remaining in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining directors. Except as otherwise provided in the Restated Articles of Incorporation, if the holders of any class of shares or series are entitled to elect one or more directors to the exclusion of other shareholders, vacancies of that class or series may be filled by the holders of shares of that class or series. A vacancy that will occur at a specific date, by reason of resignation effective at a later date, may be filled before the vacancy occurs, but the newly elected or appointed director may not take office until the vacancy occurs.

          Section 3. Resignation. A director may resign by written notice to the Corporation. A resignation is effective upon its receipt by the Corporation or a later time as set forth in the notice of resignation.

          Section 4. Powers.   The Board of Directors shall manage the business of the Corporation and may exercise all of the powers of the Corporation and do all lawful acts except those powers or acts required to be exercised or done by the shareholders.

          Section 5. First Meeting of Newly Elected Board. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders, at the same place as the shareholder's meeting, for the purpose of electing officers and transacting any other business; provided, however, that such meeting may be held at a different date, time, and place with the consent of a majority of the directors then in office. If the first meeting immediately follows the annual meeting of shareholders, no notice to the directors of the meeting shall be necessary to legally constitute the meeting, provided a quorum shall be present. If the Board changes the date, time, or place of the first meeting, then notice of the meeting shall be given to each director who was absent at the meeting at which such change was made.

          Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

          Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer on one day's notice to each director. Special meetings shall be called by the Chairman of the Board or Chief Executive Officer in like manner and on like notice on the written request of two directors.

          Section 8. Purpose Need Not Be Stated. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

          Section 9. Notice of Meetings. Except as otherwise provided by these bylaws, any required notice of the date, time, place, and purposes of a meeting of the Board of Directors shall be given by the Secretary to each member of the Board by either of the following methods:

          (a)          By mailing, postage prepaid, a written notice of such meeting to such address as each director may from time to time designate or, in the absence of any such designation, to the last known address of the director, at least five (5) days prior to the date set for such meeting.

          (b)          By delivering a written notice of such meeting to the director at least twenty-four (24) hours in advance of such meeting, personally or by facsimile transmission or by other means of electronic transmission to the director's last known office or home.

          Section 10. Purpose Need Not Be Stated. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

          Section 11. Quorum. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the Board of Directors except as may be otherwise specifically provided by statute or by the Restated Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 12. Action by Written Consent. Action required or permitted to be taken under authorization voted at a meeting of the Board of Directors or a committee of the Board, may be taken without a meeting if, before or after the action, all members of the Board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board or committee. The consent has the same effect as a vote of the Board or committee for all purposes.

          Section 13. Meeting by Telephone or Similar Equipment. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

          Section 14. Waiver of Notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.

          Section 15. Interested Directors.

          (a)          No contract or transaction between the Corporation and one or more of its directors and officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (i)          The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

          (ii)          The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the shareholders; or

          (iii)          The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

          (b)          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          Section 16. Compensation of Directors. The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors or officers. Directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board or a committee.

ARTICLE IV

COMMITTEES OF DIRECTORS

          Section 1. Executive Committee. The Board of Directors may appoint an Executive Committee whose membership shall consist of the Chairman and/or the Chief Executive Officer, or President if there is no Chief Executive Officer, and such number of other directors as a majority of the entire Board of Directors may deem advisable from time to time to serve during the pleasure of the Board. One of the members of the committee shall be designated the chairman thereof by the Board of Directors. The Board of Directors also may appoint directors to serve as alternates for members of the committee in the absence or disability of regular members. The Executive Committee shall have and may exercise the powers and authority of the Board in the management of the affairs of the Corporation, except the power to change the membership or to fill vacancies in the Board or the Committee, the power to amend, add to, rescind, or repeal the bylaws of the Corporation and any other powers that, under Michigan law, may not be delegated to it by the Board of Directors. The Board shall have the power at any time to change the membership of the Executive Committee (subject to the requirement that the Chairman and/or the President of the Corporation be a member thereof) and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.

          Section 2. Audit Committee. The Board of Directors shall appoint an Audit Committee consisting of one or more members who are directors. The Audit Committee will perform the function of an audit committee for the Corporation and each of it's subsidiaries as that function is defined by the Board of Directors in the Audit Committee Charter adopted by the Board of Directors from time to time. The Audit Committee shall have the authority, responsibilities and powers provided in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

          Section 3. Compensation Committee. The Compensation Committee will perform the function of a compensation committee for the Corporation and each of it's subsidiaries as that function is defined by the Board of Directors in the Compensation Committee Charter adopted by the Board of Directors from time to time. The Compensation Committee shall have the authority, responsibilities and powers provided in the Compensation Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

          Section 4. Nominating and Corporate Governance Committee. The Board of Directors shall annually appoint a Nominating and Corporate Governance Committee consisting of one or more members who may, but need not, be directors. The Nominating and Corporate Governance Committee shall identify potential nominees for election to the Board and review their qualifications to serve as directors. The Nominating and Corporate Governance Committee shall use the same procedures as a committee of the Board. [As amended by the Board of Directors on August 6, 2003.]

          Section 5. Other Committees. The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them. Unless the Board shall otherwise provide, a majority of any such Committee may determine its action and fix the time and place of its meetings. The Board shall have power at any time to change the members of any such Committee, to fill vacancies, and to discharge any such Committee.

          Section 6. Committee Meetings. Each committee provided for above shall meet as often as its business may require and may fix a day and time at intervals for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of the committees may be called by the chairman of the committee or any two (2) members other than the chairman, and notice thereof may be given to the members by telephone, telegram, telecopy, or letter. A majority of its members shall constitute a quorum for the transaction of the business of any of the committees. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

ARTICLE V

OFFICERS

          Section 1. Selection of Officers. The Board of Directors, at its first meeting following the annual meeting of shareholders or as soon thereafter as practicable, shall elect or appoint from their number a Chairman of the Board. In addition, the Board shall also elect or appoint a Chief Executive Officer, President, Secretary and Treasurer and may also elect or appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, which officers need not be directors. Officers shall have such terms and powers and duties as shall be determined from time to time by the Board. Two or more offices may be held by the same person, but an officer shall not execute, acknowledge, or verify an instrument in more than one capacity if the instrument is required by law or the Restated Articles of Incorporation or these bylaws to be executed, acknowledged, or verified by two or more officers. The dismissal of an officer, the appointment of an officer to fill the office of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers, and the change of an officer to a different or additional office, may be made by the Board of Directors at any later meeting. [As amended by the Board of Directors on August 6, 2003.]

          Section 2. Appointment of Titled Positions. The Board of Directors or the Chief Executive Officer may from time to time appoint individuals to hold titled positions. Holders of titled positions who may from time to time be appointed pursuant to this Section shall hold such titles as are assigned by the Board of Directors or the Chief Executive Officer and shall perform such duties and exercise such authority as may be assigned by the Board of Directors or the Chief Executive Officer. Dismissal of the holder of a titled position, appointment of a replacement for a holder of a titled position, appointment of any additional titled position holders, and change of a titled position holder to a different or additional position, may be made by the Board of Directors or the Chief Executive Officer. Any two or more titled positions may be held by the same person. [As amended by the Board of Directors on August 6, 2003.]

          Section 3. Authority of Officers. The Chief Executive Officer, the President (if not also the Chief Executive Officer), the Secretary, the Treasurer, and such other persons as the Board of Directors shall have appointed and expressly designated as officers shall be the only officers of the Corporation. Only the officers of the Corporation shall have discretionary authority to determine the fundamental policies of the Corporation. Holders of titled positions who have not been expressly designated as officers of the Corporation in this Section or by the Board of

Directors shall not be officers of the Corporation regardless of their titles. [As amended by the Board of Directors on August 6, 2003.]

          Section 4. Authority of Titled Positions. Holders of titled positions who are not officers shall not have discretionary authority to determine fundamental policies of the Corporation and shall not, by reason of holding such titled positions, be entitled to have access to any files, records or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes or any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer. [As amended by the Board of Directors on August 6, 2003.]

          Section 5. Term of Service. Each officer and holder of a titled position shall serve at the pleasure of the Board of Directors. The Board of Directors or the Chief Executive Officer may remove any officer or holder of a titled position from that office or position for cause or without cause. Any officer or holder of a titled position may resign his or her office or position at any time, such resignation to take effect upon receipt of written notice thereof by the Corporation unless otherwise specified in the resignation. [As amended by the Board of Directors on August 6, 2003.]

          Section 6. Chairman of the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board shall perform such other duties as may be assigned from time to time by the Board of Directors, and unless otherwise provided by resolution of the Board shall be an ex officio member of all committees of the Board. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power and authority as the President to make and execute any contract, instrument, paper, and document in the name of and on behalf of the Corporation. [Renumbered paragraph as amended by the Board of Directors on August 6, 2003.]

          Section 7. Vice Chairman of the Board of Directors. During the absence or disability of the Chairman of the Board, or while that office is vacant, any Vice Chairmen of the Board, in the order designated by the Board, shall exercise all of the powers and discharge all of the duties of the Chairman. The Vice Chairmen of the Board shall perform such other duties as may be assigned from time to time by the Board of Directors. [As amended by the Board of Directors on August 6, 2003.]

          Section 8. Chief Executive Officer. The Chief Executive Officer shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the Corporation and shall have the general control and management of the business and affairs of the Corporation. In case of the absence or inability to act of the Chairman of the Board and any Vice Chairman of the Board, the Chief Executive Officer shall exercise all of the duties and responsibilities of the Chairman of the Board until the Board of Directors shall otherwise direct. [As amended by the Board of Directors on August 6, 2003.]

          Section 9. President. The President shall, subject to the direction of the Board of Directors, see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all other duties necessary or appropriate to his or her office, subject, however, to his or her right and the right of the directors to delegate any specific powers to any other officer or officers of the Corporation. In case of the absence or inability to act of the Chairman of the Board, any Vice Chairman of the Board, and any Chief Executive Officer, the President shall exercise all of the duties and responsibilities of the Chairman of the Board until the Board of Directors shall otherwise direct. The Board may designate the Chairman, one or more Vice Chairmen, or one or more Vice Presidents, in the order designated by the Board, to perform the duties and exercise the powers of the President during the absence or disability of the President. [Renumbered paragraph as amended by the Board of Directors on August 6, 2003.]

          Section 10. Vice Presidents. The Board of Directors or the Chief Executive Officer may elect or appoint one or more Vice Presidents having such titles, such as Executive or Senior Vice President, as the Board or the Chief Executive Officer determines to be appropriate. The Vice Presidents shall perform such duties as may be from time to time delegated to them by the Board of Directors or the Chief Executive Officer. Each Vice President has the authority to sign or execute contracts and other documents which shall be binding on the Corporation and to fulfill the terms thereof, but a Vice President shall not be considered an officer of the Corporation, nor have the discretionary policy-making authority conferred upon the officers by these Bylaws, unless expressly designated as an officer by the Board of Directors. [As amended by the Board of Directors on August 6, 2003.]

          Section 11. Secretary. The Secretary shall cause to be recorded and maintained minutes of all meetings of the Board, Board committees, and shareholders. The Secretary shall give or cause the giving of all notices required by law, these bylaws, or resolution of the Board and shall perform such other duties as may be from time to time delegated by the Board of Directors or the President. The Secretary may delegate to such Assistant Secretaries such aspects of his or her duties as he or she may from time to time determine to be appropriate. [Renumbered paragraph as amended by the Board of Directors on August 6, 2003.]

          Section 12. Treasurer. The Treasurer shall keep or cause to be kept in books belonging to the Corporation a full and accurate account of all receipts, disbursements, and other financial transactions of the Corporation. The Treasurer shall perform such other duties as may be from time to time delegated by the Board of Directors or the President. [Renumbered paragraph as amended by the Board of Directors on August 6, 2003.]

          Section 13. Assistant Secretaries and Assistant Treasurers. Any Assistant Secretary and any Assistant Treasurer may perform any duty or exercise any authority of the Secretary or Treasurer, respectively. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be from time to time assigned to them by the Secretary or by the Treasurer, respectively, or by the Board of Directors or the President. [Renumbered paragraph as amended by the Board of Directors on August 6, 2003.]

          Section 14. Other Officers. All other officers, as may from time to time be appointed by the Board of Directors, shall perform such duties and exercise such authority as the Board of

Directors or President shall prescribe. [Renumbered paragraph as amended by the Board of Directors on August 6, 2003.]

ARTICLE VI

INDEMNIFICATION

          Section 1. Indemnification in Action by Third Party  The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Corporation), whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic Corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Section 2. Indemnification in Action by or in Right of the Corporation.  The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses, including attorney fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person shall have been found liable to the Corporation except to the extent authorized by statute.

          Section 3. Expenses.  To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 1 or 2 of this Article, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the Corporation shall indemnify that person against actual and reasonable expenses, including attorneys' fees that person incurred in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section.

          Section 4. Determination, Evaluation, and Authorization of Indemnification

          (a)          Except as otherwise provided in Subsection (e) of this Section or unless ordered by a court, the Corporation shall make an indemnification under Section 1 or 2 of this Article only upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation may be made in any of the following ways:

          (1)          By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (2)          If a quorum cannot be obtained under Subsection (1) above, by majority vote of a committee duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

          (3)          By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

          (A)          By the Board or its committee in the manner prescribed in Subsections (1) or (2) above.

          (B)          If a quorum of the Board cannot be obtained under Subsection (1) above and a committee cannot be designated under Subsection (2) above, by the Board.

          (4)          By all independent directors (as that term is defined in the Michigan Business Corporation Act) who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (5)          By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

          (b)          In the designation of a committee under Subsection (a)(2) or in the selection of independent legal counsel under Subsection (a)(3)(B), all directors may participate.

          (c)          If a person is entitled to indemnification under Section 1 or 2 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

          (d)          The Corporation shall authorize payment of indemnification under this section in one of the following ways:

          (1)          By the Board in one of the following ways:

          (A)          If there are two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

          (B)          By a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (C)          If the Corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

          (D)          If there are no independent directors and less than two directors who are not parties or threatened to be made parties to the action, suit, or proceedings, by the vote necessary for action by the Board in accordance with Section 523 of the Michigan Business Corporation Act, as amended (the "Michigan Business Corporation Act") in which authorization all directors may participate.

          (2)          By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

          (e)          To the extent that the Restated Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the Michigan Business Corporation Act, the Corporation may indemnify a director for the expenses and liabilities described in this Subsection without a determination that the director has met the standard of conduct set forth in Sections 1 or 2 of this Article, but no indemnification shall be made except to the extent authorized in Section 564(c) of the Michigan Business Corporation Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act, or

intentionally committed a criminal act. In connection with an action or suit by or in the right of the Corporation as described in Section 2 of this Article, indemnification under this Subsection shall be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the Corporation, as described in Section 1 of this Article, indemnification under this Subsection shall be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

          Section 5. Advances.

          (a)          The Corporation shall pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding before final disposition of the proceeding if both of the following apply:

          (1)          The person furnishes the Corporation a written affirmation of the person's good faith belief that he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article.

          (2)          The person furnishes the Corporation a written undertaking, executed personally or on the person's behalf, to repay the advance if it is ultimately determined that the person did not meet the standard of conduct set forth in Section 1 or 2 of this Article.

          (b)          The undertaking required by Subsection (a)(2) above must be an unlimited general obligation of the person, but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.

          (c)          Determinations and evaluations under this Section shall be made in the manner specified in Section 4(a) above, and authorizations shall be made in the manner specified in Section 4(d) above.

          (d)          A provision in the Restated Articles of Incorporation or bylaws, a resolution of the Board or shareholders, or an agreement making indemnification mandatory also shall make the advancement of expenses mandatory unless the provision, resolution, or agreement specifically provides otherwise.

          Section 6. Other Indemnification Agreements  The indemnification or advancement of expenses provided by this Article is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Restated Articles of Incorporation, these bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided in Sections 1 to 6 of this Article continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the person's heirs, executors, and administrators.

          Section 7. Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such, whether or not the Corporation would have power to indemnify the person against the liability under Sections 1 to 6 of this Article. To the extent that the Restated Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the Michigan Business Corporation Act, the Corporation may purchase insurance on behalf of a director from an insurer owned by the Corporation, but insurance purchased from that insurer may insure a director against monetary liability to the Corporation or its shareholders only to the extent that the Corporation could indemnify the director under Section 4(e).

          Section 8. Constituent Corporation.  For the purposes of this Article, "Corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as the person would if the person had served the resulting or surviving corporation in the same capacity.

          Section 9. Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation nevertheless shall indemnify each director and officer, or other person whose indemnification is authorized by the Board of directors as to expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including a grand jury proceeding and an action by the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

          Section 10. Construction. It is the intent of this Article to grant to the directors and officers of the corporation, and to directors and officers serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise, the broadest indemnification permitted under the laws of the state of Michigan, as the same may be amended from time to time, and this Article shall be construed liberally to give effect to such intent. The corporation further intends, acknowledges, and agrees that all directors and officers have undertaken and will undertake the performance of their duties and obligations in reliance upon the indemnification provided for in this Article, and accordingly, such rights of indemnification may not be retroactively reduced or abolished as to any director and officer, without his or her consent.

ARTICLE VII

SUBSIDIARIES

          Section 1. Subsidiaries. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may vote the shares of stock owned by the Corporation in any subsidiary, whether wholly or partly owned by the Corporation, in such manner as they may deem in the best interests of the Corporation, including, without limitation, for the election of directors of any subsidiary corporation, or for any amendments to the charter or bylaws of any such subsidiary corporation, or for the liquidation, merger, or sale of assets of any such subsidiary corporation. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may cause to be elected to the Board of Directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not, be directors, executive officers, or other employees or agents of the Corporation. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation, and such directors shall have no liability to the Corporation as the result of any action taken in accordance with such instructions.

          Section 2. Subsidiary Officers Not Executive Officers. The officers of any subsidiary corporation shall not, by virtue of holding such title and position, be deemed to be executive officers of the Corporation, nor shall any such officer of a subsidiary corporation, unless he shall also be a director or executive officer of the Corporation, be entitled to have access to any files, records, or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.

ARTICLE VIII

CERTIFICATES OF STOCK

          Section 1. Share Certificates; Required Signatures. Except as otherwise permitted by statute, the Restated Articles of Incorporation, or these bylaws, the stock of the Corporation shall be represented by certificates which shall be signed by the Chairman of the Board, a Vice Chairman of the Board, the President, or a Vice-President and shall also be signed by another officer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile of the seal. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. If an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were the officer at the date of issue.

          Section 2. Facsimile Signature. Where a certificate is signed (i) by a transfer agent or an assistant transfer agent, or (ii) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman, President, Vice President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          Section 3. Replacement of Lost or Destroyed Share Certificates. The Corporation may issue a new certificate for shares in place of a certificate alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his or her legal representative, to give the Corporation a bond or other security sufficient to indemnify the Corporation against any claim that may be made against it on account of the allegedly lost or destroyed certificate or the issuance of the new certificate.

          Section 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE IX

GENERAL PROVISIONS

          Section 1. Dividends. By action of the Board of Directors, the Corporation may declare and pay dividends or make other distributions as permitted by law.

          Section 2. Reserves. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 3. Voting Securities. Unless otherwise directed by the Board, the Chairman of the Board, or the President, or in the case of their absence or inability to act, the Vice Presidents, in such order as may be designated by the Board, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or to execute in the name or on behalf of the Corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the Corporation to attend and vote, at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings such officer or such officer's duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board by resolution from time to time may confer like power upon any other person or persons.

          Section 4. Checks. All checks, drafts, and orders for the payment of money shall be signed in the name of the Corporation in such manner and by such officer or officers or such other person or persons as the Board of Directors shall from time to time designate for that purpose.

          Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

          Section 6. Contracts, Conveyances, Etc. When the execution of any contract, conveyance, or other instrument has been authorized without specification of the executing officers, the Chairman of the Board, the President, or any Vice President may execute the same in the name and on behalf of the Corporation and may affix the corporate seal thereto. The Board of Directors shall have power to designate the officers and agents who shall have authority to execute any instrument on behalf of this Corporation.

          Section 7. Corporate Books and Records. The Corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board of Directors and executive committee, if any. The books, records, and minutes may be kept outside this state. The Corporation shall keep at its registered office, or at the office of its transfer agent within or without this state, records containing the names and addresses of all shareholders; the number, class and series of shares held by each; and, the dates when they respectively became holders of record. Any of such books, records, or minutes shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall convert into written form without charge any such record not in written form, unless otherwise requested by a person entitled to inspect the record.

          Section 8. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Michigan." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise. A seal shall not be a prerequisite for the validity or enforceability of any agreement, instrument or other document of the Corporation.

ARTICLE X

AMENDMENTS

          These bylaws may be altered, amended, or repealed, in whole or in part, or new bylaws may be adopted, by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such meeting of the Board of Directors. Except as otherwise required by statute, the Restated Articles of Incorporation, or these bylaws, these bylaws may be altered, amended, or repealed, in whole or in part, or new bylaws may be adopted, by the shareholders upon the affirmative vote of at least eighty percent (80%) of the total voting power of all shares of stock entitled to vote, voting together as a single class.